Exhibit 4.7

                       REGISTRATION RIGHTS AGREEMENT


            REGISTRATION RIGHTS AGREEMENT dated as of March 27, 1996, by and between Palisade Capital
Management L.L.C. ("Palisade"), acting as investment adviser to (i) Chrysler Corp. Emp. #1 Pension Plan Dtd. 4-1-89,
(ii) IBM Corp. Retirement Plan Trust Dtd. 12-18-45,
(iii) G.E. Pension Trust, and (iv) Nynex Master Pension Trust Dtd. 1-1-84 (each, an "Account" and collectively, the "Accounts") and Diagnostic/Retrieval Systems, Inc.
(the "Company").

            WHEREAS, in connection with entering into this Agreement, Palisade privately purchased 649,200 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock") and 236,724 shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock") pursuant to a letter agreement (the "Letter Agreement"), dated March 27, 1996, between Palisade and Leonard Newman;

            WHEREAS, on March 26, 1996, the stockholders of the Company approved the reclassification of each share of Class A Common Stock and each share of Class B Common Stock into one share of Common Stock, par value $.01 per share (the "Common Stock") and effective on April 1, 1996 the 649,200 shares of Class A Common Stock and the 236,724 shares of Class B Common Stock privately purchased pursuant to the Letter Agreement by Palisade, as investment adviser to the Accounts, will be reclassified and exchanged for 885,924 shares of the Company's new Common Stock;

            WHEREAS, the Company believes it is in the best interests of the Company and its stockholders that Palisade, as investment adviser to the Accounts, purchase the shares of Common Stock and Palisade would not consummate the purchase, as investment adviser to the Accounts, without appropriate registration rights in order to be in a position to own shares which could be freely traded;

            WHEREAS, the Company believes it is in the best interests of the stockholders of the Company to have additional stock registered under the Securities Act and sold into the public market to establish a more liquid and active trading market for the stock;

            WHEREAS, the Board of Directors of the Company has authorized the officers of the Company to execute and deliver this Agreement in the name and on behalf of the Company;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties to this Agreement hereby agree as follows:

            1. Definitions - As used in this Agreement, the following terms shall have the following meanings:

            "Holder" means Palisade as investment adviser to the Accounts, and each Account, each in its capacity as a registered holder of Registrable Securities. For purposes of this Agreement, the Company may deem and treat the registered holder of a Registrable Security as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

            "Person" means a corporation, partnership, business, an association, organization, a governmental or political subdivision thereof or a governmental agency.

            "Registrable Securities" means the 885,924 shares of Common Stock purchased by Palisade, as investment adviser to the Accounts, pursuant to the Letter Agreement dated March 27, 1996. For purposes of this Agreement, a Registrable Security ceases to be a Registrable Security when (x) it has been effectively registered under the Securities Act and sold or distributed to the public in accordance with an effective registration statement covering it, or (y) it is sold or distributed to the public pursuant to Rule 144 (or any successor or similar provision) under the Securities Act.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

            2. Demand Registration. (a) Subject to the limitations hereof, if at any time one or more Holders of Registrable Securities holding in the aggregate at least 51% of the total number of Registrable Securities then outstanding shall request the Company in writing to register under the Securities Act all or a part of the Registrable Securities held by such Holder or Holders (a "Demand Registration"), the Company shall use, subject to the terms of this Agreement, all reasonable efforts to cause to be filed and declared effective as soon as reasonably practicable a registration statement, on such appropriate form as the Company in its discretion shall determine, to effect the registration under the Securities Act of (i) the Registrable Securities which the Company has been so requested to register by such Holder or Holders for disposition in accordance with the intended method of disposition stated in the written request by such Holder or Holders and (ii) all Common Stock or other securities of the Company which the Company may elect to register on behalf of itself or others in connection with the offering of the Registrable Securities pursuant to this
Section 2. The Company agrees to use its best efforts to keep any such registration statement continuously effective and usable for resale of Registrable Securities for the applicable period specified in Section 3(a)(ii), subject to subparagraph (c) of this Section 2. The Company shall be obligated to effect one (1) registration statement pursuant to this
Section 2(a). A registration requested pursuant to this Section 2(a) shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, provided that a registration which does not become effective after the Company has filed a registra-tion statement with respect thereto solely by reason of the refusal to proceed of the Holder (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of such Holder unless the Holder shall have elected to pay all expenses (pursuant to Section 3(e) hereof) in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by such Holder. Each registration statement filed pursuant to this Section 2(a) is hereinafter referred to as a "Demand Registration Statement."

                  (b) The Company agrees (i) not to effect any public or private sale, distribution or purchase of any of its securities which are the same as or similar to the Registrable Securities, including a sale pursuant to Regulation D under the Securities Act, during the 15-day period prior to, and during the 45-day period beginning on, the closing date of each underwritten offering under any Demand Registration Statement (with the exception of Common Stock or other securities of the Company sold in connection with the Demand Registration Statement pursuant to Section 2(e) hereof), and (ii) to use reasonable best efforts to cause each holder of its securities purchased from the Company, at any time on or after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act.

                  (c) The Company may postpone for a reasonable period of time the filing or the effectiveness of any Demand Registration Statement and the Company shall not be required to maintain the effectiveness of or amend or supplement any Demand Registration Statement if the Board of Directors of the Company in good faith determines that (A) such registration might have a material adverse effect on any plan or proposal by the Company with respect to any financing, acquisition, merger, recapitalization, reorganization or other material transaction (a "Transactional Delay Period"), or (B) the Company is in possession of material non-public information that, if publicly disclosed, could result in a material disruption of a corporate development or transaction then pending or in progress or in other material adverse consequences to the Company (an "Informational Delay Period"). The Company will give prompt written notice to each Holder of each Transactional Delay Period and Informational Delay Period. Such notice shall state to the extent, if any, as is practicable, an estimate duration of such Transactional Delay Period or Informational Delay Period. Each Holder, as holder of Registrable Securities, agrees that (i) upon receipt of such notice of an Informational Delay Period or Transactional Delay Period it will forthwith discontinue disposition of any Registrable Securities pursuant to the Demand Registration Statement and (ii) it will not deliver any prospectus forming a part of the Demand Registration Statement in connection with any sale of Registrable Securities until the expiration of such Informational Delay Period or Transactional Delay Period, as the case may be. The Company shall have the right to file a post-effective amendment to any Demand Registration Statement to change the form of registration statement from a long form to a short form in accordance with the rules and regulations of the Securities Act.


                  (d) If at any time any Holder of Registrable Securities to be covered by a Demand Registration Statement desires to sell Registrable Securities in an underwritten offering, the Company shall have the right to select any nationally recognized investment banking firm(s) to administer the offering, and the Company shall enter into underwriting agreements with the underwriter(s) of such offering, which agreements shall contain such representations and warranties by the Company, and such other terms and conditions as are at the time customarily contained in underwriting agreements for similar offerings. Such underwriting agreement shall contain indemnities consistent with Section 3(f) hereof.

                  (e) The Company may also elect to register Common Stock or other securities of the Company on behalf of itself or others in connection with the offering of Registrable Securities pursuant to this
Section 2.

                  (f) If a requested registration pursuant to this Section 2 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each Holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, Registrable Securities requested to be included in such registration by the Holder or Holders of Registrable Securities, pro rata among such Holders requesting such registration on the basis of the number of such securities requested to be included by such Holders and (ii) second, securities the Company proposes to sell and other securities of the Company included in such registration by the holders thereof.

            3. Registration Procedures. (a) Whenever the Company is required to use all reasonable efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to the terms and conditions of Section 2 (such Registrable Securities being hereinafter referred to as "Subject Shares"), the Company will use all reasonable efforts to effect the registration and sale of the Subject Shares in accordance with the intended method of disposition thereof. Without limiting the generality of the foregoing, the Company will as expeditiously as practicable:

                  (i) prepare and file with the SEC a registration statement with respect to the Subject Shares to effect the registration thereof, and thereafter use all reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

                  (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Subject Shares and other securities covered by such registration statement until the earlier of (a) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or
      (b) the expiration of three years after such registration becomes effective;

                  (iii) furnish each Holder covered by such registration statement, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits if requested by a Holder in writing), such number of copies of the prospectus included in such registration statement (including such preliminary prospectus), such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such Holders may reasonably request;

                  (iv) use all reasonable efforts to register or qualify the Subject Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as any seller thereof and the managing underwriter(s) of the Securities being sold by such seller shall reasonably recommend, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Subject Shares covered by such registration statement, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, (B) subject itself to taxation in any jurisdiction wherein it is not so subject, or (C) consent to general service of process in any such jurisdiction or otherwise take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject;

                  (v)  otherwise use its best efforts
      to comply with all applicable rules and regula-tions of the SEC;

                  (vi) furnish, at the Company's expense, unlegended certificates representing ownership of the securities being sold in such denominations as shall be requested and instruct the transfer agent to release any stop transfer orders with respect to the Subject Shares being sold;

                  (vii) notify each Holder at any time when a prospectus relating to the Subject Shares is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of a prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, and the Company will, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Subject Shares such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (viii) if requested by the underwriters for any underwritten offering by the Holders of Registrable Securities pursuant to a registration requested under Section 2, the Company will enter into with such underwriters for such offering, an underwriting agreement in customary form in the case of an underwritten offering in form and substance satisfactory to the Company, each such Holder and the underwriters; make such representations and warranties to the sellers and underwriters as in form and substance and scope are customarily made by issuers to underwriters in underwritten offerings and take such other actions as the Holders or the managing underwriter or agent, if any, reasonably require in order to expedite or facilitate the disposition of such Subject Shares and the Holders of the Registrable Secu-rities will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof, provided that nothing herein contained shall diminish the foregoing obligations of the Company;

                  (ix) make available for inspection by the Holder, any underwriter or agent participating in any disposition pursuant to such registration statement, and any attorney, account or other similar professional advisor retained by any such Holders or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement. The Holders agree that Records and other information which the Company determines, in good faith, to be confidential and of which determination the Inspectors are so notified shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement, (ii) the release of such Records is ordered pursuant to a subpoena, court order or regulatory or agency request or (iii) the information in such Records has been generally disseminated to the public. Each Holder agrees that it will, upon learning that disclosure of such Record is sought in a court of competent jurisdiction or by a governmental agency, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                  (x) obtain for delivery to the Company, the underwriter or agent which satisfy the conditions for receipt of a "comfort" letter, with copies to the Holders, a "comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "comfort" letters as the Holders or the managing underwriter reasonably request;

                  (xi) obtain for delivery to the Holders and the underwriter or agent an opinion or opinions from counsel for the Company in customary form and reasonably satisfactory to the Holders and their counsel;

                  (xii) make available to its security holders earnings statements, which need not be audited, satisfying the provisions of
      Section 11(a) of the Securities Act no later than 90 days after the end of the 12-month period beginning with the first month of the Company's first quarter commencing after the effective date of registration statement, which earnings statements shall cover said 12-month period;

                  (xiii) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the effectiveness of such registration statement at the earliest possible moment;

                  (xiv) cause the Subject Shares to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such securities;

                  (xv) cooperate with the Holders and the managing underwriter or underwriters if any, or any other interested party (including any interested broker-dealer) in making any filings or submission required to be made, and the furnishing of all appropriate information in connection therewith, with the National Association of Securities Dealers, Inc.
      ("NASD");

                  (xvi) cause its subsidiaries to take action necessary to effect the registration of the Subject Shares contemplated hereby, including filing any required financial information;

                  (xvii) effect the listing of the Subject Shares on the American Stock Exchange or such other national securities exchange on which shares of the Common Stock shall then be listed; and

                  (xviii) take all other steps necessary to effect the registration of the Subject Shares contemplated hereby.

                  (b) The Holders shall provide (in writing and signed by the Holders and stated to be specifically for use in the related registration statement, preliminary prospectus, prospectus or other document incident thereto) all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and any applicable state securities laws and to obtain any desired acceleration of the effective date of any registration statement prepared and filed by the Company pursuant to this Agreement.

                  (c) The Holders shall, if requested by the Company or the managing underwriter(s) in connection with any proposed registration and distribution pursuant to this Agreement, (i) agree to sell the Subject Shares on the basis provided in any underwriting arrangements entered into in connection therewith, (ii) become a party to any such underwriting agreements and (iii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customary in similar offerings.

                  (d) Upon receipt of any notice from the Company that the Company has become aware that the prospectus (including any preliminary prospectus) included in any registration statement filed pursuant to
Section 2(a), as then in effect, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Holders shall forthwith discontinue disposition of Subject Shares pursuant to the registration statement covering the same until the Holders' receipt of copies of a supplemented or amended prospectus and, if so directed by the Company, deliver to the Company (at the Company's expense) all copies other than permanent file copies then in such Holder's possession, of the prospectus covering the Subject Shares that was in effect prior to such amendment or supplement.

                  (e) The Company shall pay the out-of-pocket expenses incurred in connection with any Demand Registration Statement pursuant to
Section 2(a) of this Agreement prior to the time at which one such registration shall have been effected, including, without limitation, all SEC and blue sky registration and filing fees (including NASD fees), printing expenses, transfer agents and registrars' fees, fees and disbursements of the Company's counsel and accountants and fees and disbursements of experts used by the Company in connection with such registration statement, provided that the Holders shall pay all underwriting discounts, commissions and expenses attributable to securities sold for the account of the Holders pursuant to such registration statement and the fees and disbursements of the Holders' counsel and accountants and fees and disbursements of experts used by the Holders in connection with such registration statement, provided, further, that the Company shall pay all underwriting discounts, commissions and expenses attributable to Common Stock or other securities of the Company sold pursuant to Section 2(e) in connection with such Demand Registration Statement.

                  (f) In connection with any sale of Subject Shares that are registered pursuant to this Agreement, the Company will, and hereby does agree to, indemnify and hold harmless in the case of any registration statement filed pursuant to Section 2 hereof, the Holder of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder or underwriter specifically stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

                  (g) (i) In the case of any registration statement filed pursuant to Section 2 hereof, the sellers of such Registrable Securities covered by such registration statement in consideration for being included in such registration will, jointly and severally, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (f) above of this Section 3) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

                  (h) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions (f) or (g) of this Section 3, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions (f) or (g) of this Section 3, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

                  (i) If the indemnification provided for in the preceding subdivisions of this Section 3 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the Holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the Holder or by the underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of subdivision (f) of this Section 3, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (i) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (f) or (g) of this Section 3 had been available under the circumstances.

            Notwithstanding the provisions of this subdivision (i), no Holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such Holder, the net proceeds received by such Holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (j) Prior to any transfer of any restricted Common Stock which are not registered under an effective registration statement under the Securities Act, the Holder thereof will give written notice to the Company of such Holder's intention to effect such transfer and to comply in all other respects with this subdivision (j). Each such notice (i) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions referred to below, and (ii) shall designate counsel for the Holder giving such notice (who may be house counsel for such Holder). The Holder giving such notice will submit a copy thereof to the counsel designated in such notice and the Company will promptly submit a copy thereof to its counsel. The following provisions shall then apply:

            (x) If (A) in the opinion of such counsel for the Holder the proposed transfer may be effected without registration of such restricted Common Stock under the Securities Act, and (B) counsel for the Company shall not have rendered an opinion within 30 days after receipt by the Company of such written notice that such registration is required, such Holder shall thereupon be entitled to transfer such restricted Common Stock in accordance with the terms of the notice delivered by such Holder to the Company and the Securities Act.
      Each certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend, unless in the opinion of each such counsel such legend is no longer required to insure compliance with the Securities Act.

            (y) If in the opinion of either or both of such counsel the proposed transfer may not legally be effected without registration of such restricted Common Stock under the Securities Act (such opinion or opinions to state the basis of the legal conclusions reached therein), the Company will promptly so notify the Holder thereof and thereafter such Holder shall not be entitled to transfer such restricted Common Stock until receipt of a further notice from the Company under clause (x) above or until registration of such restricted Common Stock under the Securities Act has become effective.

Notwithstanding the foregoing provisions of this subdivision (j), the purchaser of the restricted Common Stock shall be permitted to transfer any restricted Common Stock to a limited number of institutional investors, provided that (A) each such investor represents in writing that it is acquiring such restricted Common Stock for investment and not with a view to the distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within the control of such transferee), (B) each such investor agrees in writing to be bound by all the restrictions on transfer of such restricted Common Stock contained in this subdivision (j) and (C) the purchaser of the restricted Common Stock delivers to the Company an opinion of counsel satisfactory to the Company, stating that such transfer may be effected without registration under the Securities Act.

            4. Notices.  Any  notice or other
communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual service, fully prepaid, addressed to such address, or upon actual receipt of such mailing whichever shall first occur. The addresses for such communications shall be:

            If to the Company:

            Diagnostic/Retrieval Systems, Inc.
            5 Sylvan Way
            Parsippany, New Jersey 07054


            with a copy to:

            Skadden, Arps, Slate, Meagher & Flom
            919 Third Avenue
            New York, New York  10022
            Attention:  Mark N. Kaplan, Esq.

            If to Palisade:

            One Bridge Plaza
            Suite 695
            Fort Lee, New Jersey 07024

            Attention:  Mark Hoffman

            If to any other Holder:

            to such name at such address as such Holder shall have indicated in a written notice delivered to the other parties of this Agreement.

Any party hereto may from time to time change its address for notices under this Section 4 by giving at least 10 days' notice of such changes to the other parties hereto.

            5. Waivers. No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

            6.  Headings.  The headings herein are for
convenience only, do not constitute a part of this Agree-ment and shall not be deemed to limit or affect any of the provisions hereof.

            7. No Third Party Beneficiaries. This Agree-ment is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            8.  Governing Law.  This Agreement shall be
governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of laws.

            9. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            10. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            11. Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become affective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart.

            IN WITNESS WHEREOF, the parties hereto have duly executed. This Agreement as of the date first written above.


                                    DIAGNOSTIC/RETRIEVAL
                                      SYSTEMS, INC.


                                    By /s/ Nancy R. Pitek
                                      Name:  Nancy R. Pitek
                                      Title: Controller, Treasurer
                                              and Secretary


                                    PALISADE CAPITAL MANAGEMENT
                                      L.L.C.


                                    By /s/ Mark S. Hoffman
                                      Name:  Mark S. Hoffman
                                      Title: Senior Vice President